Exhibit 10.8

FIRST AMENDMENT TO RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “First Amendment”) is made effective as of the 1st day of January 2012, by and between OLD LINE BANK, a Maryland-chartered commercial bank (the “Bank” or “Employer”) and JOSEPH E. BURNETT (the “Employee”).  This First Amendment amends in certain respects that certain Executive Employment Agreement dated January 28, 2011, between the Bank and Employee, (the “Original Agreement”).

1.	Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

2.	Amendments. The Original Agreement is hereby amended by deleting the first sentence of Section 3(A) in its entirety and replacing said sentence with the following:

“The Employee’s salary under this Agreement shall be $203,000 per annum, payable on a bi-weekly basis.”

All of the provisions of the Original Agreement are incorporated herein by reference and shall remain and continue in full force and effect as amended by this First Amendment.

3.
Counterparts.  The Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment, under seal, as of March 5, 2012, effective as of January 1, 2012.

WITNESS/ATTEST:	OLD LINE BANK

/s/ Christine M. Rush	By: /s/ Charles A. Bongar, Jr. (SEAL)
Name: Charles A. Bongar, Jr.
Title: Chairman of Compensation Committee

WITNESS:

/s/ Christine M. Rush	/s/Joseph E. Burnett (SEAL)
JOSEPH E. BURNETT